EXHIBIT 10.10


                                 LOAN AGREEMENT

                                 by and between

NORFIN S.p.A., with headquarters in Milan in Via Bistolfi no. 35, tax ID number and VAT number 06036190152, in the person of Vice President and Board Member Mr. Michele de Nora

                                      and

DE NORA FUEL CELLS S.p.A., with headquarters in Milan in Via Bistolfi no. 35, tax ID no. 12910180152, in the person of President, Dr. Michele Tettamanti.

                            hereby agree as follows

NORFIN S.p.A. (hereinafter Lender) shall grant to DE NORA FUEL CELLS S.p.A. (hereinafter Borrower) a LOAN for the maximum amount of 2,000,000,000 Italian lire = (two billion) at the following conditions:

1) PROCEDURE

Lender will transfer to Borrower the agreed LOAN in one or more installments through a Credit institution.

2) EFFECTIVE DATE AND TERM

The LOAN shall take effect on 10/1/1999 and shall be valid until 12/31/2000; it will be automatically renewable on an annual basis for an additional 12 months unless one of the parties gives notice at least 30 days prior to expiration.

3) INTEREST RATE

As agreed, the Interest Rate that will be applied will be the 3-month interbank LIBOR for the EURO and shall be determined by Lender each quarter based on the arithmetic mean of the values carried in the financial daily "Il Sole 24 Ore" and reported each Friday (Thursday if Friday is a holiday).

4) SETTLEMENT OF INTEREST

Settlement of interest and billing by Lender shall be quarterly, deferred, on 3/31, 6/30, 9/30, 12/31.

5) PAYMENT OF INTEREST

The amount of interest invoiced quarterly by Lender shall be paid by Borrower, deferred, upon submission of invoice using Direct Remittance.


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6) EARLY REDEMPTION

Borrower, during the entire term of the CREDIT LINE, shall have the right to redeem the CREDIT LINE either wholly and/or in part, including interest due to that point and not yet capitalized, without any increase as penalty, with at least 7 working days notice to the Lender, also verbal.
Once the first CREDIT LINE due date (12/31/00) has elapsed, Lender shall also be granted the right to request advance total and/or partial repayment of the LOAN from Borrower including interest due to that point and not yet capitalized, with 30 days notice in writing.

7) COMMUNICATIONS

All communications provided under or relating to this AGREEMENT shall be in writing, taking effect as soon as they are received, or when they are sent, where this is preceded by a fax transmission of the text.

These communications shall be addressed, except for changes to be communicated as above to the following addresses:
For Lender: Milan, Via Bistolfi, no. 35.
For Borrower: Milan, Via Bistolfi, no. 35.

8) CHANGES

This agreement may be validly changed or supplemented only in writing, with the agreement of both contractual parties.

9) ARBITRATION

All disagreements concerning the validity, interpretation, performance, or non-performance and cancellation of this agreement shall be settled by legal arbitration pursuant to article 806 et seq. Code of Civil Procedure, by a Tribunal consisting of three arbitrators, one named by Lender, one by Borrower, and a third, who will have the function of President of the first two. In the event of disagreement, the third arbitrator will be named by the Presiding Judge of the Court of Milan. The arbitrators shall decide according to fairness within a six month period from accepting their appointment. The arbitration award shall be final outside action for filing for nullity provided by Law.

Milan, October 2, 1999

NORFIN S.p.A.                                          DE NORA FUEL CELLS S.p.A.


/s/ Michele De Nora                                    /s/ Michele Tettamanti
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